Exhibit 99.1
ATLAS ENERGY RESOURCES, LLC
REPORTS RECORD FINANCIAL RESULTS FOR
THE SECOND QUARTER 2008
Pittsburgh, PA — August 5, 2008, Atlas Energy Resources, LLC (NYSE: ATN) (“Atlas Energy” or “the Company”) today reported financial results for the second quarter 2008.
The highlights of the results for the second quarter 2008 include:
•	Record adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, of $80.1 million, as compared with $28.7 million for the second quarter 2007, an increase of $51.4 million, or approximately 179%. The increase over the prior year was primarily related to 23% growth in Appalachian production, a 67% increase in gross margin generated from partnership management fee sources’ and the addition of the Company’s Michigan segment operations. A reconciliation from net income to Adjusted EBITDA is provided in the financial tables of this release;

•	Distributable cash flow of $53.3 million, an increase of $34.5 million, or 183%, compared to the prior year comparable quarter. A reconciliation from net income to distributable cash flow is provided in the financial tables of this release;

•	Net income of $38.4 million. Adjusted net income was $41.3 million for the second quarter 2008, an increase of $22.0 million from the prior year comparable quarter. A reconciliation from net income to adjusted net income is provided in the financial tables of this release; and

•	Revenues of $217.6 million, an increase of $89.5 million, or approximately 70%, compared to the prior year comparable period.
Based on the financial results for the second quarter 2008, the Company declared a record quarterly cash distribution of $0.61 per unit for the period at a distribution coverage ratio of 1.3x. This distribution reflects an approximate 42% increase compared to the second quarter 2007 distribution of $0.43 per unit at 1.2x distribution coverage. This quarter’s distribution will be paid on August 14, 2008 to unitholders of record as of August 6, 2008.
* * *
Recent Events
•	During the second quarter 2008, Atlas Energy drilled or participated in four successful horizontal wells in the Chattanooga Shale of Eastern Tennessee. Initial results indicate that horizontal Chattanooga Shale wells, with a 3,000 foot lateral, can be drilled and completed for approximately $1.1 million, and are capable of stabilized production into a pipeline of between 300 and 500 Mcfe per day. To date, Atlas Energy has accumulated 117,000 net acres located in Eastern Tennessee. The Company believes that its acreage contains more than 500 potential horizontal drilling locations in the Chattanooga Shale. Furthermore, most of this acreage is prospective from conventional reservoirs, such as the Monteagle (Big Lime), the Fort Payne Limestone, the Stones River and the Knox Group, for which the Company believes it has up to 750 locations.

•	In May 2008, Atlas Energy completed a public offering of 2,070,000 of its Class B common units and sold 600,000 of its Class B common units in a private placement to Atlas America, Inc. (NASDAQ: ATLS) for combined net proceeds of approximately $108 million. The net proceeds were used to repay a portion of Atlas Energy’s outstanding balance under its revolving credit facility. The increased borrowing capacity will be used by the Company to fund additional acreage acquisitions, accelerated development of the Marcellus Shale and further development the Chattanooga and Antrim Shale regions.

•	In addition to the equity offerings in May 2008, the Company issued an additional $150.0 million of 10.75% senior unsecured notes due in 2018 as an add-on offering to its $250 million senior note offering in January 2008. The Company used the net proceeds from the note offering to reduce the balance outstanding on its revolving credit facility.

Operating Highlights
•	Atlas Energy continued to expand its acreage position and development activities in the Marcellus Shale:
o	To date, the Company has drilled 78 vertical wells and one horizontal Marcellus Shale well and is currently producing 69 Marcellus wells into a pipeline (nine wells are waiting on completion);

o	As of June 30, 2008, Atlas Energy controlled approximately 552,000 Marcellus acres in Pennsylvania, New York and West Virginia, of which approximately 269,000 of these acres are located in the Company’s current focus area of southwestern Pennsylvania;

o	The Company continues to realize average peak production rates (24 hours into a pipeline) of approximately one million cubic feet (“Mmcf”) per day, with its best wells having initial peak rates of approximately 3 Mmcf per day. At the end of the quarter, Atlas Energy’s gross operated Marcellus production was near 20 Mmcf per day.
•	Net natural gas and oil production in Appalachia increased to approximately 35 million cubic feet equivalents (“Mmcfe”) per day in the second quarter 2008, which was a 23% increase compared to the second quarter of 2007 and 6.5% higher than the first quarter of 2008;

•	The Company recently completed fundraising for the Public #17-2007 (B) drilling program, which raised approximately $236.0 million in investor funds, representing the Company’s largest individual fundraising to date. Atlas Energy also filed Amendment No. 1 for the Atlas Resources Public #18-2008 Drilling Program Registration Statement with the Securities and Exchange Commission to offer and sell up to $600 million in investor funds(1). The Company plans to raise at least $500.0 million in total investor funds for the fiscal year 2008;

•	As of June 30, 2008, the Company held a total acreage position of approximately 1,115,000 net acres, of which 618,000 are undeveloped, an increase of 17% from the net acreage position at June 30, 2007.

(1)	Atlas Energy’s subsidiary serves as managing general partner of the partnership. A registration statement related to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A written prospectus meeting the requirements of Section 10 of the Securities Act may be obtained when available from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. – 2nd Floor, Moon Township, PA 15108
Appalachia Segment Results
•	The Company drilled 241 gross wells in Appalachia during the second quarter 2008, including 23 wells drilled into the Marcellus Shale. The Company connected 238 wells to its gathering systems during the second quarter 2008, compared to 237 wells in the second quarter 2007.

•	Gross margin from partnership management fee sources increased by 67% to $23.2 million in the second quarter 2008 compared to $13.9 million in the prior year second quarter, resulting from increases in per well construction revenues, per well servicing revenues and administrative and oversight fees.

•	As of June 30, 2008, the Company held approximately 840,700 net acres in the Appalachian Basin, of which approximately 578,700 acres were undeveloped, an increase of 28% from the net acreage position at June 30, 2007.

•	As of June 30, 2008, the Company had identified 3,914 geologically favorable shallow drilling locations on its acreage in the Appalachian Basin, which does not include any locations prospective for the Marcellus Shale, and had an interest in approximately 8,800 gross producing wells in Appalachia, of which it operated approximately 85%.
Michigan Segment Results
•	The Company drilled 40 gross wells and connected 15 wells in Michigan during the second quarter 2008.

•	Natural gas and oil production in the Michigan segment averaged approximately 60 Mmcfe per day for the second quarter 2008.

•	At June 30, 2008, the Company had approximately 273,900 net acres in the Antrim Shale in Michigan, of which approximately 39,300 acres were undeveloped. On this acreage, the Company had approximately 749 drilling locations in the Antrim Shale, almost all of which were proved infill locations.

•	As of June 30, 2008, the Company had an interest in approximately 2,440 gross wells in Michigan, of which it operated approximately 74%.

Hedging Summary
The Company entered into additional hedging contracts in the current period for its natural gas and oil production. A summary of the Company’s aggregate hedge positions as of August 5, 2008 are as follows:
     Natural Gas

Fixed Price Swaps	Average
Production Period	Hedge Price (1) (3)	Percentage
Ended December 31,	(per mcf)	Hedged (2)
2008	$9.08	77%
2009	$8.89	79%
2010	$8.39	56%
2011	$8.02	44%
2012	$8.06	33%
2013	$9.06	3%

Costless Collars	Average	Average
Production Period	Hedge Floor (1) (3)	Hedge Ceiling(1) (3)	Percentage
Ended December 31,	(per mcf)	(per mcf)	Hedged (2)
2008	$8.28	$10.29	5%
2009	$12.02	$16.63	1%
2010	$8.76	$10.01	11%
2011	$8.30	$9.31	24%
2012	$7.78	$9.24	1%
Crude Oil

Fixed Price Swaps	Average
Production Period	Hedge Price (1)	Percentage
Ended December 31,	(per bbl)	Hedged (2)
2008	$104.12	33%
2009	$99.91	28%
2010	$97.31	24%
2011	$96.39	21%
2012	$96.00	17%
2013	$96.06	4%

Costless Collars	Average	Average
Production Period	Hedge Floor (1)	Hedge Ceiling (1)	Percentage
Ended December 31,	(per bbl)	(per bbl)	Hedged (2)
2008	$85.00	$126.42	19%
2009	$85.00	$118.07	17%
2010	$85.00	$112.72	15%
2011	$85.00	$110.72	13%
2012	$85.00	$110.05	11%
2013	$85.00	$110.09	2%

(1)	“Mcf” represents thousand cubic feet; “Bbl” represents barrel.

(2)	Percentages hedged are based on:

Natural Gas: a) for Appalachia, actual second quarter 2008 natural gas production, and b) for Michigan, previously provided natural gas production guidance for full year 2008.

Crude Oil: actual second quarter 2008 crude oil production.

(3)	Includes an estimated positive basis differential and Btu adjustment.
* * *
Interested parties are invited to access the live webcast of the Company’s second quarter 2008 results on Wednesday, August 6, 2008 at 9:00 am ET by going to the Investor Relations section of the Company’s website at www.atlasenergyresources.com.  An audio replay of the conference call will also be available beginning at 11:00 am EST on Wednesday, August 6, 2008.  To access the replay, dial 1-888-286-8010 and enter conference code 85022693.
Atlas Energy Resources, LLC develops and produces domestic natural gas and to a lesser extent, oil.  The Company is one of the largest independent energy producers in the Appalachian Basin and northern Michigan. The Company sponsors and manages tax-advantaged investment partnerships, in which it co-invests, to finance the exploration and development of its acreage in the Appalachian Basin.  The Company is active principally in Pennsylvania, Michigan and Tennessee. For more information, visit the Company’s website at www.atlasenergyresources.com or contact investor relations at bbegley@atlasamerica.com.
Atlas America, Inc. owns an approximate 64% limited partner interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD) and an approximate 48% common unit interest and all of the Class A and management incentive interests in Atlas Energy Resources, LLC. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at bbegley@atlasamerica.com.
Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, Arkansas, southern Kansas, northern and western Texas and the Texas panhandle, the Partnership owns and operates eight active gas processing plants and a treating facility, as well as approximately 7,900 miles of active intrastate gas gathering pipeline and a 565-mile interstate natural gas pipeline. In Appalachia, it owns and operates approximately 1,600 miles of natural gas gathering pipelines in western Pennsylvania, western New York, eastern Ohio and northeastern Tennessee. For more information, visit our website at www.atlaspipelinepartners.com or contact bbegley@atlaspipelinepartners.com.
Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common units of Atlas Pipeline Partners, L.P.
Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy Resources, LLC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Energy’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on
Form 10-K.

ATLAS ENERGY RESOURCES, LLC
Unaudited
Financial Summary
(in thousands, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES
Well construction and completion	$122,341	$65,139	$226,479	$137,517
Gas and oil production	78,957	25,315	155,183	46,575
Administration and oversight	5,137	3,439	10,154	7,983
Well services	5,266	4,155	10,064	7,876
Gathering	5,855	3,750	10,265	7,038
Gain on mark-to-market derivatives	—	26,257	—	26,257

Total revenues	217,556	128,055	412,145	233,246

COSTS AND EXPENSES
Well construction and completion	106,384	56,648	196,939	119,580
Gas and oil production	15,205	4,445	28,286	8,347
Well services	2,650	2,147	5,062	4,190
Gathering fees	5,610	3,750	9,733	7,038
General and administrative	12,286	11,358	24,078	18,257
Depreciation, depletion and amortization	22,948	6,807	44,758	12,675

Total operating expenses	165,083	85,155	308,856	170,087

OPERATING INCOME	52,473	42,900	103,289	63,159

OTHER INCOME (EXPENSE)
Interest expense	(14,563)	(1,530)	(27,868)	(1,940)
Other-net	449	295	481	387

Total other expense	(14,114)	(1,235)	(27,387)	(1,553)

Net income	$38,359	$41,665	$75,902	$61,606

Allocation of net income attributable to members’ interests:
Class A units	$2,465	$833	$4,419	$1,232
Class B common units	35,894	40,832	71,483	60,374

Net income attributable to members’ interests	$38,359	$41,665	$75,902	$61,606

Net income per Class B common unit:
Basic	$0.58	$1.10	$1.16	$1.64

Diluted	$0.57	$1.08	$1.15	$1.62

Weighted average Class B common units outstanding:
Basic	62,144	37,196	61,427	36,913

Diluted	63,163	37,705	62,199	37,338

	June 30,	December 31,
	2008	2007
Balance Sheet Data (at period end):
Cash and cash equivalents	$4,372	$25,258
Property and equipment, net	1,795,016	1,693,467
Total assets	2,064,137	1,891,234
Total debt	767,035	740,030
Total members’ equity	637,005	836,115

ATLAS ENERGY RESOURCES, LLC
Unaudited
Financial Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Capital Expenditure data:
Maintenance capital expenditures	$12,975	$8,750	$25,950	$17,500
Expansion capital expenditures	63,783	1,291,911	106,425	1,305,238

Total	$76,758	$1,300,661	$132,375	$1,322,738

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Reconciliation of net income to adjusted net income: (1)
Net income	$38,359	$41,665	$75,902	$61,606
Adjustment to reflect cash impact of derivatives (2)	2,920	—	7,948	—
Gain on mark-to-market derivatives (3)	—	(26,257)	—	(26,257)
Non-recurring derivative fees	—	3,873	—	3,873

Adjusted Net income	$41,279	$19,281	$83,850	$39,222

Reconciliation of net income to non-GAAP measures: (1)
Net income	$38,359	$41,665	$75,902	$61,606
Depreciation and amortization	22,948	6,807	44,758	12,675
Interest expense	14,563	1,530	27,868	1,940

EBITDA	75,870	50,002	148,528	76,221
Adjustment to reflect cash impact of derivatives (2)	2,920	—	7,948	—
Gain on mark-to-market derivatives (3)	—	(26,257)	—	(26,257)
Non-recurring derivative fees	—	3,873	—	3,873
Non-cash compensation expense	1,339	1,044	2,659	2,089

Adjusted EBITDA	80,129	28,662	159,135	55,926
Interest expense	(14,563)	(1,530)	(27,868)	(1,940)
Amortization of deferred financing costs (included within interest expense)	742	485	1,512	498
Maintenance capital expenditures	(12,975)	(8,750)	(25,950)	(17,500)

Distributable cash flow	$53,333	$18,867	$106,829	$36,984

(1)	EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of Atlas Energy believes that EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow provide additional information for evaluating the Company’s ability to make distributions to its unitholders, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy financial covenants under its credit facility. EBITDA, Adjusted EBITDA, Adjusted net income and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(2)	Represents cash proceeds received from the settlement of ineffective derivative gains recognized in fiscal 2007 associated with the acquisition of AGO from natural gas produced during the quarter and year-to-date but not reflected in the three months and six months ended June 30, 2008 consolidated Statements of Income.

(3)	Represents ineffective non-cash gains related to the change in value of derivative contracts associated with the acquisition of AGO on June 29, 2007.

ATLAS ENERGY RESOURCES, LLC
Operating Highlights

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Production revenues (in thousands):
Gas (1)	$74,217	$22,709	$147,091	$42,137
Oil	$4,706	$2,592	$8,058	$4,419

Production volume:(1) (2) (3)
Appalachia:
Gas (Mcf/day)	32,259	25,593	31,272	24,643
Oil (Bbls/day)	419	462	409	411

Total (Mcfed)	34,773	28,365	33,726	27,109

Michigan: (4)
Gas (Mcf/day)	59,767	60,308	59,411	60,308
Oil (Bbls/day)	15	—	11	—

Total (Mcfed)	59,857	60,308	59,477	60,308

Total (Mcfe/day)	94,630	88,673	93,203	87,417

Average sales prices: (3) (5)
Gas (per Mcf) (6)	$9.21	$9.27	$9.39	$9.20
Oil (per Bbl)	$119.16	$61.62	$105.58	$59.40

Production costs:(7)
Lease operating expenses as a percent of production revenues	9%	9%	9%	9%
Lease operating expenses per Mcfe	$0.83	$0.88	$0.81	$0.85
Production taxes per Mcfe	$0.43	$0.03	$0.38	$0.04

Total production costs per Mcfe	$1.26	$0.91	$1.19	$0.89

Depletion per Mcfe	$2.56	$2.32	$2.54	$2.31

(1)	Excludes sales of residual gas and sales to landowners.

(2)	Production quantities consist of the sum of (i) our proportionate share of production from wells in which we have a direct interest, based on our proportionate net revenue interest in such wells, and (ii) our proportionate share of production from wells owned by the investment partnerships in which we have an interest, based on our equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(3)	“Mcf” and “mcfd” represent thousand cubic feet and thousand cubic feet per day; “mcfe” and “mcfed” represent thousand cubic feet equivalent and thousand cubic feet equivalent per day, and “bbl” and “bpd” represent barrels and barrels per day. Barrels are converted to mcfe using the ratio of six mcf’s to one barrel.

(4)	We acquired AGO on June 29, 2007, and production volume from these assets have only been included from that date.

(5)	Atlas Energy’s average sales price for gas before the effects of financial hedging were $11.21 and $8.36 per Mcf for the three months ended June 30, 2008 and 2007 and $9.79 and $8.12 per Mcf for the six months ended June 30, 2008 and 2007, respectively.

(6)	Includes $2.9 million and $7.9 million in derivative proceeds, which were not included as gas revenue in the three months and six months ended June 30, 2008, respectively.

(7)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead.